                                                                   Exhibit 23.03


                    CONSENT OF CANTERELLI & VERNOIA, CPAS,
                             INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 25, 1995 and May 10, 1995, with respect to the financial statements of I-R, Inc. and Independent Child Study Teams, Inc., respectively, included in the Rule 462(b) Registration Statement (Form S-3
No. 333-     ) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of an additional 264,500 shares of its common stock.


                                        /s/ Canterelli & Vernoia, CPAs

Somerville, New Jersey
July 29, 1997